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                                                                    Exhibit 10.2
                                WARRANT AGREEMENT


     AGREEMENT, dated as of the 1st day of December, 1996, by and between VERMONT PURE HOLDINGS, LTD. ("Company") and EUGENE F. MALONE ("Holder") the president of Corporate Investors Network, Inc. ("Network").

     WHEREAS, on December 1, 1996 ("Date of Grant"), the Company agreed to issue a warrant to Holder, [subject to approval of the Board of Directors of the Company,] to purchase up to 20,000 shares of the common stock, $.001 par value ("Common Stock"), said warrant being issued in respect of Network's services to the Company pursuant to that certain Consulting Agreement entered into between Network and the Company as of December 1, 1996 (the "Consulting Agreement") pursuant to which Network will render financial public relations and consulting services to the Company for a period of up to three years until November 30, 1999.

     NOW THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

     1 . Issuance. The Company, subject to approval of the Board of Directors of the Company, hereby issues to the Holder the right to purchase up to an aggregate of 20,000 shares of Common Stock on the terms and conditions herein set forth (such right being referred to as the "Warrant").


     2. Vesting and Purchaser Price. The Holder shall have the right to purchase the Common Stock subject to this Warrant as follows: (I) 5,000 shares will be exercisable at $2.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $2.00 at any time prior to December 1, 1999, (ii) 5,000 additional shares will be exercisable at $3.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $3.00 at any time prior to December 1, 1999, (iii) 5,000 additional shares will be exercisable at $4.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $4.00 at any time prior to December 1, 1999 and (iv) 5,000 additional shares will be exercisable at $5.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $5.00 at any time prior to December 1, 1999. The last sale price will be as reported by The Nasdaq Stock Market or any other national exchange on which the Company's Common Stock is traded.


     3. Exercise and Term. The Holder has the right to purchase the shares of Common Stock subject to this Warrant for a period of five years from the date that the shares of Common Stock become purchasable hereunder. If none of the shares of Common Stock become purchasable prior to December 1, 1999, then this Warrant shall terminate in full. In addition, if the Consulting Agreement shall be terminated prior to December 1, 1999, for any reason, this Warrant will terminate as to any shares of Common Stock that are not purchasable hereunder on such date of termination.


     4. Payment of Exercise Price. The purchase price for the shares of Common Stock pursuant to which the Warrant is exercised, will be paid in full at the time of exercise, in cash by certified check or wire transfer, unless other wise agreed to in writing by the Company. Exercise of any Warrant hereunder shall be by written notice to the Company at its principal place of business, specifying the number of shares of Common Stock being purchased and accompanied by payment of the purchase price and any withholding tax obligations imposed on the Company by reason of the exercise of the Warrant. In the event that the tax obligation, if any, is not paid, the Company will be permitted to treat as payment of any withholding tax amount due, the exercise of that number of whole shares of Common Stock equal to the amount of the tax due divided by the fair market value of the Common Stock as of the date the Warrant is exercised, and the Company will be permitted to deduct such number of shares of Common Stock from the total number being exercised. Certificates representing the shares as to which the Warrant shall have been exercised shall be registered in the name of the person exercising the Warrant.
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     5. Rights of Stockholder.  The Holder shall not have any of the rights of a stockholder with respect to the Common Stock covered by the Warrant until the date of the issuance of a stock certificate for shares of Common Stock purchased hereunder.

     6. Transferability. Unless consented to in writing by the Company, this Warrant and the rights conferred may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant or any right conferred hereby, or upon the levy of any attachment or similar process on the rights conferred hereby, without the written consent of the Company, this Warrant and the rights conferred hereby shall immediately become null and void. Before the Company consents to any transfer, assignment, pledge or hypothecation of this Warrant, the transferee, assignee or pledgee of the Warrant shall agree to be bound by the terms of this Warrant and deliver such other certificates and agreements as the Company reasonably requests.

     7. Restricted Nature of Securities. This Warrant and the shares of Common Stock receivable on the exercise of the Warrant are not registered under the Securities Act of 1933, as amended (the "Act"). As a condition to the sale of Common Stock on the exercise of the Warrant, the person exercising the Warrant may be required by the Company to give it such documents, including such appropriate investment representations as may be required by Counsel for the Company and such additional agreements as the Counsel for the Company may determine, as a condition to the acceptance of the exercise of any Warrant hereunder.

     The Holder represents that it has received and carefully reviewed the Company's Annual Report on Form lo-KSB for the fiscal year ended October 28, 1995, Quarterly Reports on Form 10-QSB for the quarters ended in January, April and July, 1996, and Report to Stockholders and related proxy materials for the Company's Annual Meeting, held on September 6, 1996, and has been granted the opportunity to obtain any additional, publicly available information relating to the Company and ask questions of executives of the Company that it deems necessary to verify the accuracy and completeness of the information provided to it. Holder represents that it is acquiring this Warrant and will acquire the Common Stock on its exercise solely for its own account, for the purpose of investment and not with a view to or for resale in connection with any distribution thereof, except in compliance with the Act, any applicable state securities laws and the rules and regulations thereunder. Holder represents that its knowledge and experience in financial and business matters is such that it is capable of evaluating an investment in the Warrant and that its financial condition is such that it can bear the economic risks of acquiring and holding this Warrant.



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     8. Sales Under  Securities Act.  Anything in this Agreement to the contrary notwithstanding, the Holder hereby agrees that it shall not sell, transfer by any means or otherwise dispose of this Warrant or the shares of Common Stock acquired by him upon exercise of the Warrant hereunder without registration under the Act, or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) the Holder has furnished the Company with notice of such proposed transfer, and the Counsel -for the Company, in its reasonable opinion, shall deem such proposed transfer to be so exempt, or the Holder has furnished the Company with notice of such proposed transfer, together with an opinion of legal counsel reasonably satisfactory to the Counsel for the Company, that in such counsel's opinion such proposed transfer shall be so exempt.



     9. Stop Transfer: Legend.

     (a) The Company may place stop transfer orders with its transfer agent against the transfer of the shares of Common Stock issuable under the Warrant hereof in the absence of registration under the Act or an exemption therefrom provided herein.

     (b) The certificates evidencing shares of Stock to be issued upon the exercise of the Warrant may bear the following legends:



          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

          "The shares represented by this certificate have been acquired pursuant to an warrant agreement dated December 1, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed or exempt in accordance with the terms and conditions thereof."


     10. Adjustment to Number of Securities.


     (a) If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of stock or securities of the Company through stock dividend, stock split or reverse stock split, or stock of a different par value or without par value through amendment to the Company's Certificate of Incorporation, an appropriate and proportionate adjustment shall be made in the number and/or kind of securities allocated to this Warrant, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding portion of this Warrant, but with a corresponding adjustment in the price for each share of Common Stock or other unit of any security remaining covered by this Warrant.



     (b) Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under any such adjustment.



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     11. Miscellaneous Provisions.


     (a) Applicable Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Holder each hereby (I) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and
(iv) agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme
Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon in any suit, action or proceeding.


     (b) Amendment. This Agreement may only be amended by a written instrument executed by the Company and by the Holder.


     (C) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.


     (d) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


     (e) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:



                If to the Holder, to:  Eugene F. Malone
                                       c/o Corporate Investors Network, Inc.
                                       26 Broadway - Suite 1640
                                       New York, New York 10004


                If to Company, to:     Vermont Pure Holdings, Ltd.
                                       Route 66
                                       Catamount Industrial Park
                                       Randolph, Vermont 08060
                                       Attention:  Chief Financial Officer



     (f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.



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     (g) Severagility.  Any provision of this Agreement which is held by a court
of  competent   jurisdiction   to  be   prohibited  or   unenforceable   in  any
jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.



     (h) Gender. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.



     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                        VERMONT PURE HOLDINGS, LTD.



                                        By: \ S \ TIMOTHY G. FALLON
                                        ---------------------------
                                        Timothy G. Fallon, President




                                        By: \ S \ EUGENE F. MALONE
                                        --------------------------
                                        Eugene F. Malone, Managing Director



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